Exhibit 5.1

Sean M. Clayton

T: +1 858 550 6034

sclayton@cooley.com

October 23, 2013

Mirati Therapeutics, Inc.

9363 Towne Centre Drive, Suite 200

San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Mirati Therapeutics, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended, relating to an aggregate 451,786 shares of common stock, par value $0.001 (the “Shares”), including up to 81,267 shares that may be sold by the Company pursuant to the exercise of an option to purchase additional shares.  The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-191544), which was declared effective on October 23, 2013, including the prospectus which forms a part of such Registration Statement (the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Amended and Restated Certificate of Incorporation, its Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Sean M. Clayton
Sean M. Clayton

4401 EASTGATE MALL, SAN DIEGO, CA 92121  T: (858) 550-6000  F: (858) 550-6420  WWW.COOLEY.COM